CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Form N-14 (the "Registration Statement") of our report dated May 5, 2006, relating the financial statements and financial highlights appearing in the February 28, 2006 Annual Report to Shareholders of GMO International Disciplined Equity Fund. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2007

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 13, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of John Hancock International Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2007